Exhibit 99.1

Microbot Medical® Receives Non-Dilutive Grant to Enhance Operational Capabilities

Strengthens Balance Sheet and Continues Commercialization Readiness Plans for the LIBERTY® System as it Nears FDA Marketing Clearance Decision

HINGHAM, Mass., August 5, 2025 — Microbot Medical Inc. (Nasdaq: MBOT), developer of the innovative LIBERTY® Endovascular Robotic System, announced it has been approved to receive a non-dilutive grant from the Israel Innovation Authority (“IIA”) in the amount of NIS 2.15 Million (approximately $630,000 at a recent exchange rate). The funding will further strengthen the Company’s manufacturing capabilities, positioning it to successfully implement the commercialization of the LIBERTY® System, pending marketing clearance by the U.S. Food and Drug Administration (FDA).

In addition to recognizing the Company’s recent milestone achievements, the IIA acknowledged several other factors in its final decision, including the size and characteristics of the target market, the competitive advantages of a single-use, disposable robot, the regulatory status of the LIBERTY® System and the overall benefits it is expected to deliver to the end user and healthcare system. The Company believes that the grant validates its technology and reflects the rigorous, independent due diligence conducted by the IIA.

“This non-dilutive grant strengthens our balance sheet and allows us to further enhance our operational readiness plans as we await the FDA’s marketing clearance decision,” commented Rachel Vaknin, Chief Financial Officer. “The IIA has been a valued partner supporting the development of the LIBERTY® System with prior grants, and this latest award and timing is particularly significant as we believe it reflects high confidence in our ability to scale manufacturing and successfully meet our business objectives.”

LIBERTY® is an investigational device pending FDA 510(k) clearance, and is currently not available for sale in the U.S.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-commercial stage medical technology company with a vision to redefine endovascular robotics and improve the quality of care for millions of patients and providers globally. The Company has developed the world’s first single-use, fully disposable endovascular robotic system, which aims to eliminate traditional barriers to accessing advanced robotic systems.

Further information about Microbot Medical® is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, commercialization and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “contemplates,” “continues,” “could,” “forecasts,” “intends,” “may,” “might,” “possible,” “potential,” “predicts,” “projects,” “should,” “would,” “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements involve risks and uncertainties, including, without limitation, the Company’s need for and ability to obtain additional working capital to continue its transition to a commercially focused company, market conditions, risks inherent in the development and/or commercialization of the LIBERTY Endovascular Robotic System, uncertainty in the results of regulatory pathways and regulatory approvals, including whether the FDA will timely grant 510(k) clearance to commercially market the LIBERTY Endovascular Robotic System in the United States if at all, uncertainty resulting from political, social and geopolitical conditions, particularly any changes in personnel or processes or procedures at the FDA and announcements of tariffs on imports into the U.S., disruptions resulting from new and ongoing hostilities between Israel and the Palestinians, Iran and other neighboring countries, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical® can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical® disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

IR@microbotmedical.com